Exhibit 10.2

CATHAY BANK

EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

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CATHAY BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Cathay General Bancorp has adopted the following complete amendment and restatement of its employee stock ownership plan that evidences the plan portion of an employee stock ownership plan and trust for the benefit of the qualified employees of the Company. The terms of the Plan are as follows:

ARTICLE I
NAME, DEFINITIONS & FUNDING POLICY

Section 1.1:  Full Name. This plan shall be known as the:

CATHAY BANK
EMPLOYEE STOCK OWNERSHIP PLAN

It is hereby designated as constituting a defined contribution plan intended to qualify as a stock bonus plan under Code Section 401 and to constitute an employee stock ownership plan as described in ERISA Section 407(d)(6)(A) and Code Section 4975(e)(7). The Plan is designed to invest primarily in qualifying employer securities as defined in Code Section 409(l). The Trust established in connection with the Plan shall be known as the:

CATHAY BANK
EMPLOYEE STOCK OWNERSHIP TRUST

Section 1.2:  Definitions. As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:

"Accounts" shall mean, collectively, the Stock Account and the Cash Account that may be established under the Plan for a Participant. If both of such Accounts are not established for a Participant, then, as to such a Participant, "Accounts" shall mean the one of such Accounts that is established for such Participant.

"Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary of the Treasury shall provide.

"Affiliated Company" shall mean:

(a)     a member of a controlled group of corporations of which the Company is a member, as determined in accordance with Code Section 414(b) and the applicable Regulations;

(b)     an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code Section 414(c) and the applicable Regulations;

(c)     a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

(d)     any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

"Anniversary Date" shall mean the last day of each Plan Year.

"Article" shall mean an Article of the Plan.

"Beneficiary" shall mean the person or persons, as the context requires, last designated by a Participant to receive any benefit specified in the Plan that is payable upon such Participant's death. If there is no designated Beneficiary or surviving Beneficiary, the Beneficiary shall be the Participant's surviving spouse; or, if none, the Participant's surviving descendants (including adopted persons), who shall take on the principle of representation; or, if none, the Participant's estate; or, if there is no legal representative appointed to represent the Participant's estate and if the Participant's vested interest does not exceed $2,000, a person (or the persons) selected by the Committee who is related to the Participant by blood, adoption or marriage. To be entitled to receive any distribution, a Beneficiary must survive the Participant (or any entity designated as a Beneficiary, such as a trust, must be in existence at the time of the Participant's death). If the order of the deaths of a Participant and any Beneficiary cannot be determined or have occurred within 120 hours of each other, the Beneficiary shall be deemed to have predeceased the Participant. If the death of a Participant or any Beneficiary is the result of a criminal act involving any other Beneficiary, any person convicted of such criminal act will not be entitled to receive any portion of the deceased Participant's benefits.

"Board of Directors" shall mean the Board of Directors of the Company.

"Break in Service" shall mean a computation period in which an Employee has failed to complete more than 500 Hours of Service (unless due to an authorized, unpaid leave of absence granted by the Company in a nondiscriminatory manner). The computation period shall be, for eligibility and vesting purposes, the same computation period used in determining an Employee's Years of Service. Solely for purposes of determining whether a Break in Service has occurred in any computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service that would otherwise have been credited to such individual but for such absence (or, in any case in which such Hours of Service cannot be determined, eight Hours of Service per work day of such absence). An absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall in no event exceed 501 hours, and they shall be credited (1) in the computation period in which the absence begins if such crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

"Cash Account" shall mean the Account maintained by the Committee for each Participant that is to be credited with such Participant's share of the Trust's assets (other than Stock) that are allocated to Participants.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and its successors.

"Committee" shall mean the Committee appointed pursuant to Article X.

"Company" shall mean, prior to October 20, 2003, Cathay Bancorp, Inc., and effective on and after October 20, 2003, Cathay General Bancorp.

"Compensation" shall mean a Participant's Earnings during the Plan Year (except as provided elsewhere in the Plan). In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation Limitation is $265,000 (for 2015 and 2016), as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the "determination period"). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is 12. If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period.

"Current Obligation" shall mean any obligation of the Trust arising from the extension of credit to the Trust in connection with the purchase by the Trust of Stock and that is either (a) payable in cash within one year from the date of reference pursuant to the terms of the applicable credit agreement, or (b) designated by the Committee as subject to current payment with Trust assets available therefore pursuant to the terms of the Plan.

"Defined Benefit Plan" and "Defined Contribution Plan" shall have the same meanings as given these terms under ERISA.

"Earnings" shall mean a Participant's annual "compensation", as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year, except as otherwise provided below. A Participant's Earnings shall include such Participant's wages, salaries, differential wage payments under Code Section 3401(h), fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent that the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Regulation Section 1.62-2(c)).

"Earnings" shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Company for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations section 1.421-1(b)) granted to a Participant by the Company, but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

"Earnings" shall not include:

(a)     Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to a non-qualified unfunded deferred compensation plan may be considered Earnings in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.

(b)     Any amount realized from the exercise of a non-statutory stock option (which is an option other than a statutory option described in Regulation Section 1.421-1(b)), or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83 and the Regulations thereunder.

(c)     Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Regulation Section 1.421-1(b)).

(d)     Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).

(e)     Other items of remuneration that are similar to any of the items listed in subsections (a) through (d) above.

(f)     Despite the foregoing, "Earnings" with respect to a Participant who is a non-resident alien (within the meaning of Section 7701(b) of the Code) shall mean wages within the meaning of Section 3401(a) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Company at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Earnings shall not include "deemed Section 125 compensation." Deemed Section 125 compensation is an amount that is excludable under Code Section 106 that is not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed Section 125 compensation only if the Company does not request or otherwise collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

In general, Earnings for a Limitation Year are the Earnings actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Earnings for a Participant in a Defined Contribution Plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) are the Earnings such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Earnings paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, for Limitation Years beginning on or after July 1, 2007, payments made within the later of (i) 2½ months after severance from employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)), or (ii) the end of the Limitation Year that contains the date of severance (the "Post Severance Period") will be Earnings within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Earnings includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includable in the Participant's gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Earnings if paid after severance from employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Company by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Company rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a highly compensated employee (as defined in Code Section 414(q)) immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period.

Back pay, within the meaning of Regulation Section 1.415(c)-2(g)(8), shall be treated as Earnings for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

"Effective Date" shall mean January 1, 2015, which is the effective date of this complete amendment and restatement, except as otherwise provided. Despite the foregoing, those provisions of the Plan that relate to the Pension Protection Act of 2006 ("PPA"), the Heroes Earnings Assistance and Relief Tax Act of 2008 ("HEART"), the Worker, Retiree and Employer Recovery Act of 2008 ("WRERA"), the Small Business Jobs Act of 2010 ("SBJA"), the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010 ("PRA 2010"), the Moving Ahead for Progress in the 21st Century Act ("MAP-21"), the American Taxpayer Relief Act of 2012 ("ATRA"), the Highway and Transportation Funding Act of 2014 ("HATFA"), and the Cooperative and Small Employer Charity Pension Flexibility Act ("CSEC") shall be applicable as of the dates required by PPA, HEART, WRERA, SBJA, PRA 2010, MAP-21, ATRA, HATFA, and CSEC, respectively. Except as set forth in the prior sentence, the terms of the Plan in effect for periods before the Effective Date shall be as set forth in the prior Plan document.

"Eligibility Computation Period" for each Employee shall mean a 12 consecutive month period beginning on such Employee's Employment Commencement Date.

"Eligible Participant" shall mean, as of any Anniversary Date, (a) each Participant who has completed at least 1,000 Hours of Service on such Anniversary Date, and (b) each Participant who ceased to be an Employee during the Plan Year ending with such Anniversary Date by reason of his or her retirement on or after his or her Normal Retirement Date, death, or Total Disability.

"Employee" shall mean every common law employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors who is classified in the payroll records of the Company or any such Affiliated Company as a salaried employee. The term "Employee" shall not include any person who is (a) employed by or through a leasing, temporary, or similar agency or company, or (b) classified by the Company or any Affiliated Company as a leased employee of the Company or any such Affiliated Company, or (c) classified by the Company or any Affiliated Company as an independent contractor or other status that is not a common law employee. For this purpose, a "leased employee" is a person whose services are performed under the primary direction or control by the Company or any Affiliated Company on a substantially full time basis for a period of at least one year in accordance with Code Section 414(n)(2). If any person described in the preceding two sentences is determined to be a common law employee of the Company or any Affiliated Company by court decision or otherwise, such person shall nonetheless continue to be treated as not being an Employee.

"Employer" shall mean, with respect to an Employee, the Company, any Predecessor Employer, and any Affiliated Company.

"Employment Commencement Date" for each Employee shall mean the date such Employee is first credited with an Hour of Service.

"Entry Date" shall mean the first day of the first month or the first day of the seventh month (whichever applies) of each Plan Year.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.

"Fiduciary" shall mean a person who:

(a)     exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

(b)     exercises any authority or control respecting management or disposition of the Plan's assets; or

(c)     renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.

"Financial Institution" shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.

"Freely Tradable Stock" shall mean, effective for Plan Years beginning on and after January 1, 2012, Stock that, at the time of reference, is readily tradable on an established securities market within the meaning of Regulation Section 1.401(a)(35)-1(f)(5), or any successor thereto.

"Hour of Service" shall mean:

(a)     Each hour for which an Employee was paid by, or entitled to payment from, an Employer. Hours under this subsection (a) shall be credited to an Employee for the computation period or periods in which the services were performed. Generally, Hours of Service shall be determined from the Employer's employment records. Despite the foregoing, if an Employee's Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission or piece-work employees) and if his or her hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act), such Employee's Hours of Service need not be determined from employment records. Instead, such Employee may be credited with 190 Hours of Service for each month in which he or she would be credited with at least one Hour of Service pursuant to this subsection (a);

(b)     Each hour for which an Employee was paid by, or entitled to payment from, an Employer on account of a period during which no services were performed (irrespective of whether the employment relationship had terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period);

(c)     Each hour for which back pay (irrespective of mitigation of damages) is either awarded against, or agreed to by, an Employer. The same Hours of Service shall not be credited under either subsection (a) or (b), whichever is applicable, and under this subsection (c). Hours of Service under this subsection (c) shall be credited for the computation period(s) to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made; and

(d)     Hours under subsections (a) through (c) above shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated here by reference.

(e)     Each hour for which an individual:

(i)     employed by Great Eastern Bank (New York) ("GEB") on May 15, 2006 and who became an Employee on May 16, 2006, was paid by, or entitled to payment from, GEB, effective as of July 1, 2006 pursuant to the Agreement and Plan of Merger among Cathay General Bancorp, Cathay Bank and Great Eastern Bank dated as of February 16, 2006;

(ii)     employed by New Asia Bank (Chicago) ("NAB") on October 17, 2006 and who became an Employee on October 18, 2006, was paid by, or entitled to payment from, NAB; and

(iii)     employed by United Heritage Bank (New Jersey) ("UHB") on March 30, 2007 and who became an Employee on April 1, 2007, was paid by, or entitled to payment from, UHB.

"Individual Medical Benefit Account" shall have the same meaning as is given that term under Code Section 415(l)(2).

"Investment Manager" shall mean a person or entity who (that) is (a) registered as an investment advisor under the Investment Advisor's Act of 1940, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

"Leveraged Stock" shall mean any Stock that is acquired by the Trustee on an installment contract from, or with the proceeds of a loan made or guaranteed by, the Company or other disqualified person within the meaning of Code Section 4975(e)(2).

"Named Fiduciary" shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 10.3.

"Net Profits" shall mean, with respect to any Plan Year, the Company's net income or profit for such Plan Year, as determined on the basis of the Company's books of account in accordance with generally accepted accounting principles, before reduction for income taxes or contributions made by the Company to the Plan.

"Non-allocation Period" shall mean, with respect to a transaction for which an election under Code Section 1042(a) is made, the period beginning on the date of the sale of the Stock and ending on the later of (a) the date that is ten years after the date of the purchase of the Company Stock, or (b) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

"Normal Retirement Age" shall mean a Participant's 65th birthday.

"Normal Retirement Date" shall mean the first day of the month that coincides with or immediately follows a Participant's Normal Retirement Age.

"Participant" shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.

"Plan" shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

"Plan Year" shall mean the calendar year. The Plan Year shall be the fiscal year of the Plan. The Plan Year shall be the "limitation year" for the Plan as defined in the Code (the "Limitation Year"). If the Plan is terminated effective as of a date other than the last day of the Limitation Year, the Plan is deemed to have been amended to change its Limitation Year. As a result of such deemed amendment, the Code Section 415(c)(1)(A) dollar limit must be prorated under the short Limitation Year rules under the Regulations.

"Predecessor Employer" shall mean any predecessor employer of an Employee that maintained the Plan.

"Prohibited Allocation Group" shall mean all persons who, with respect to a transaction for which an election under Code Section 1042(a) is made, are within any one or more of the following categories:

(a)     During the Non-allocation Period, the seller of the Stock.

(b)     During the Non-allocation Period, any person who is related to such seller (within the meaning of Code Section 267(b)), except that it shall not include any lineal descendant of such seller if 5% or less of the shares of Stock (or other assets of the Plan in lieu thereof) attributable to such shares is allocated to all such lineal descendants. If the allocation provisions of Article IV would result in more than such 5% being so allocated, the Committee may limit such allocation to such 5% so that such lineal descendants are not included in the Prohibited Allocation Group.

(c)     Any other person who owns (after the application of Code Section 318(a)) more than 25% of (i) any class of outstanding stock of the Company or any Affiliated Company, or (ii) the total value of any class of outstanding stock of the Company or any Affiliated Company. For this purpose, such person shall be deemed to own all Stock allocated to him or her in this or any other qualified employee benefit plan. Such person shall be included in the Prohibited Allocation Group if he or she meets such test either (i) at any time during the one-year period ending on the date of purchase of the Company Stock by the Trust, or (ii) on the date as of which such Stock is allocated to Participants.

"Qualified Holder" shall mean (a) any Participant or any Beneficiary(ies) or personal representative of a deceased Participant who has received a distribution of Stock from the Plan), (b) any other party to whom such Stock is transferred by gift or by reason of death, and (c) any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of such distributed Stock is transferred pursuant to a Rollover Contribution.

"Regulations" shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan. References to a Regulation include future amendments, and successors, to it.

"Rollover Contribution" shall mean a qualified rollover contribution as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.

"S Corporation" shall have the same meaning as given that term under the Code. It is noted that the Company has not made an S Corporation election.

"Section" shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.

"Secretary" shall mean the Secretary or an Assistant Secretary of the Committee.

"Secretary of the Treasury" shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).

"Signature Page" shall mean the page(s) at the end of the Plan entitled "Signature Page."

"Stock" shall mean common stock issued by the Company (or by a corporation that is a member of the same controlled group of corporations) that is readily tradable on an established securities market; or if there is no such common stock, then common stock having a combination of voting power and dividend rights equal to or in excess of:

(a)     that class of common stock of the Company (or of any other such corporation) having the greatest voting power, and

(b)     that class of common stock of the Company (or of any other such corporation) having the greatest dividend rights.

"Stock Account" shall mean the Account maintained by the Committee for each Participant that is to be credited with such Participant's share of the Stock held in the Trust that is allocated to Participants.

"Total Disability" or "Totally Disabled" shall each refer to a physical or mental impairment that results in the Participant's receipt of long-term disability benefits under the Company's long-term disability plan, or if such plan is not applicable to such Participant or does not exist, under the Social Security Act.

"Trust" shall mean the trust established in connection with the Plan, as it may be amended from time to time.

"Trustee" shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.

"Unallocated Stock Account" shall mean the Account maintained by the Committee for the purpose of holding any Leveraged Stock (until such Stock is released and allocated pursuant to the applicable provisions of the Plan).

"Welfare Benefit Fund" shall have the same meaning as is given that term in Code Section 419(e).

"Year of Service" shall mean a computation period in which an Employee has completed at least 1,000 Hours of Service. The initial computation period shall be an Employee's Eligibility Computation Period, and shall thereafter be the 12 consecutive month period beginning on the annual anniversary date of such Employee's Employment Commencement Date.

"1% Owner" shall be determined in the same manner as a 5% Owner, defined below.

"5% Owner" shall mean a Participant who (a) owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock) of the Company (or any Affiliated Company), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (b) owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. In making this determination of a 5% Owner, (i) the Code Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(i)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. A similar rule shall apply to the determination of a "1% Owner."

Section 1.3:  Other Definitions. As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:

Term	Section

"Aggregate Account"	8.2
"Aggregation Group"	8.2
"Annual Addition"	4.13
"Claimant"	12.1
"Committee"	10.1
"Determination Date"	8.2
"Disqualified Person"	4.14
"Eligible Retirement Plan"	6.6
"Eligible Rollover Distribution	6.6
"Key Employee"	8.2
"Non-Key Employee"	8.2
"Nonallocation Year"	4.14
"Present Value of Accrued Benefit"	8.2
"Qualified Election Period"	9.4
"Qualified Participant"	9.4
"Synthetic Equity"	4.14
"Top-heavy Group"	8.2
"Top-heavy Plan"	8.2
"Total Distribution"	7.1
"Valuation Date"	8.2
"USERRA"	13.14

Section 1.4:  Funding Policy. The Plan is to be funded primarily through the Company's contributions as provided for in the Plan. The Trust's assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits (consistent with the Plan's designation as an employee stock ownership plan), which shall be paid to Participants and Beneficiaries as provided for in the Plan.

ARTICLE II
PARTICIPATION

Section 2.1:   Eligibility Requirements.

(a)     Each Employee shall become eligible to participate in the Plan on the Entry Date coincident with or next following the date on which such Employee shall have completed two Years of Service, provided that he or she is still an Employee on such Entry Date.

(b)     Despite any other provision of the Plan, effective January 1, 2007, each individual receiving prior service credit under subsection (e) of the definition of "Hour of Service" in Section 1.2 shall be eligible to participate in the Plan on the applicable Entry Date following the date such individual became an Employee and otherwise completed two Years of Service, provided that he or she is still an Employee on such Entry Date; and provided further, however, that this Section 2.1(b) shall be effective as of July 1, 2006 for each individual receiving prior service credit under subsection (e)(i) of the definition of "Hour of Service" in Section 1.2.

(c)     Effective as of January 1, 1997, each individual who was an employee of First Public Savings Bank ("FPSB") on November 17, 1996, became an Employee on November 18, 1996, and remained an Employee until January 1, 1997, shall receive credit under the Plan for Years of Service such individual had with FPSB. Effective as of January 1, 2004, each individual who was an employee of General Bank Corporation ("GBC") or its Subsidiaries immediately prior to the Effective Time (as such terms are defined in the Agreement and Plan of Merger by and among General Bank, GBC Bancorp, Cathay Bank, and Cathay Bancorp, Inc., dated May 6, 2003), became an Employee at the Effective Time, and remained an Employee until January 1, 2004, shall receive credit under the Plan for Years of Service such individual had with GBC or its Subsidiaries.

(d)     Despite any other provision of the Plan, any Participant who is included in a unit of employees covered by a collective bargaining agreement wherein retirement benefits were the subject of good faith bargaining (within the meaning of Code Section 410(b)(3)(A)) shall for the Plan Year(s) of such inclusion, cease to share in future contributions to the Plan, unless such collective bargaining agreement expressly provides for participation in the Plan; provided, however, that as to any benefits already earned, such Participant shall remain a Participant, subject to all the terms of the Plan.

(e)     Notwithstanding any other provision of the Plan, no Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Company that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall be eligible to participate in the Plan.

Section 2.2:  Application For Participation And Beneficiary Designation.

(a)     Each Employee who becomes eligible to participate in the Plan shall complete such form or forms, whether written or electronic, as determined by the Committee, to evidence such Employee's participation in the Plan. These forms shall, among other things, allow such Employee to designate the Beneficiary whom he or she desires to receive benefits in the event of his or her death. A Participant may, from time to time, change his or her designated Beneficiary by filing a new designation with the Committee. A Participant's designation of a Beneficiary (including the failure to effectively name a Beneficiary such that the default Beneficiary provisions in the definition of "Beneficiary" in Plan Section 1.2 apply) shall be the exclusive means of determining the distribution of a Participant's death benefit, except in the case of a "qualified disclaimer" under the Code or a valid QDRO. The Company, the Trustee, and the Committee may rely upon the designation of a Beneficiary that was last filed in accordance with the Plan.

(b)     Despite the provisions of subsection (a) above, a married Participant's Beneficiary shall in all events be such Participant's surviving spouse, unless such spouse consents to such Participant's designation of a Beneficiary other than such spouse. A spouse's consent to such a designation must satisfy the following requirements: (i) it must be in writing; (ii) it must acknowledge the effect of the Participant's designation of a Beneficiary other than the spouse; and (iii) it must be witnessed by a designated Plan representative or a notary public.

(c)     Upon the Committee's being provided with written notice of the dissolution of marriage of a Participant, any designation of such Participant's former spouse as a Beneficiary shall be treated as though the Participant's former spouse had predeceased the Participant, unless prior to the payment of benefits on behalf of such Participant (i) the Participant executed another Beneficiary designation after the date of such dissolution in accordance with Section 2.2 that clearly names such former spouse as a Beneficiary, or (ii) an appropriate order issued by a court of competent jurisdiction is presented to the Committee that explicitly requires that the former spouse be treated as a Beneficiary. In any case in which the Participant's former spouse is treated under the Participant's Beneficiary designation as having predeceased the Participant, no heirs or other Beneficiaries of the former spouse (other than heirs or other Beneficiaries of the Participant) shall receive benefits from the Plan as a Beneficiary of the Participant, except as otherwise provided in the Participant's Beneficiary designation.

Section 2.3:  Participation. The participation of a Participant in the Plan shall begin as of his or her Entry Date and shall continue until the Participant's entire benefit has been distributed in accordance with the Plan's terms. A Participant (or his or her Beneficiary) may not receive any distribution of benefits except as provided for in the Plan.

Section 2.4:  Break In Service Rules For Eligibility Purposes.

(a)     Except as otherwise provided in this Section, all Years of Service of an Employee shall be counted in determining such Employee's eligibility to participate in the Plan.

(b)     In the case of any Employee who has incurred a Break in Service, such Employee's Years of Service that were completed before such Break in Service shall not be counted until he or she has completed a Year of Service after such Break in Service.

(c)     This subsection shall apply to any Participant who does not have any nonforfeitable right to any accrued benefit that is attributable to the Company's contributions. Such a Participant's Years of Service before any period of consecutive Breaks in Service shall not be counted if the number of such consecutive Breaks in Service within such period equals or exceeds the greater of (i) five or (ii) the aggregate number of such Participant's Years of Service before such period. Such aggregate number of Years of Service shall not include any Year of Service that is disregarded under the preceding sentence by reason of such Participant's prior Breaks in Service.

(d)     In addition to the foregoing, in the case of any Employee who incurs a Break in Service before satisfying the Plan's eligibility requirements, such Employee's Years of Service that were completed before such Break in Service shall not be counted. Further, a Participant who is re-employed shall participate immediately upon the date of his or her re-employment.

ARTICLE III
CONTRIBUTIONS

Section 3.1:  Company Contributions. The Company has previously made substantial contributions to the Trust. Subject to the Plan's other provisions, for each Plan Year in which the Plan is in effect, the Company may contribute to the Trust, out of its current or accumulated Net Profits, such amount, if any, as shall be determined by the Company. Despite the foregoing, the Company shall be obligated to contribute such amount as shall be necessary to provide the Trust with funds sufficient to pay any Current Obligation (including principal, interest, and any acquisition charges) incurred for the purpose of acquiring Stock. The Company's contribution shall be paid in cash, Stock, or such other assets as the Company may determine; provided, however, that the Company shall contribute sufficient cash assets to the extent necessary to pay any Current Obligation. Furthermore, despite the foregoing, the Company's contributions are conditioned upon their deductibility under the Code.

Section 3.2:  Payment Of Contributions To The Trustee. All payments of the Company's contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Despite the foregoing, the Company's total contribution for each Plan Year must be paid on or before the date on which the Company's federal income tax return is due, including any extensions of time obtained for the filing of such return.

Section 3.3:  Participant Contributions. A Participant may not make nondeductible, voluntary contributions to the Plan. Similarly, a Participant may not make a Rollover Contribution to the Plan or a trustee-to-trustee transfer described in Code Section 401(a)(31).

Section 3.4:  No Requirement For Profits. Despite any other provision of the Plan, the Company may make all contributions to the Plan for any Plan Year without regard to whether the Company has any Net Profits for the taxable year or years ending with or within such Plan Year.

ARTICLE IV
ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

Section 4.1:  Stock Account. The Committee shall open and maintain a Stock Account in the name of each Participant, and it shall be credited or charged with any Stock allocable to such Participant as set forth below.

Section 4.2:  Cash Account. The Committee shall open and maintain a Cash Account in the name of each Participant, and it shall be credited or charged with any amount allocable to such Participant (other than Stock) as set forth below.

Section 4.3:  Unallocated Stock Account. At such time as any Leveraged Stock is held in the Trust, the Committee shall open and maintain an Unallocated Stock Account, and it shall be credited with any unallocated Leveraged Stock until such Stock is released and allocated as set forth below.

Section 4.4:  Allocation Of Gains And Losses. Subject to Section 4.5(a)(i) below, as of each Anniversary Date (but before any allocation is made of the Company's contributions, if any, for the Plan Year ending on such Anniversary Date, if, and to the extent, made prior to such date), the Committee shall credit any income and investment gains (whether realized or unrealized) of the Trust, other than with respect to Stock, and shall charge any losses (whether realized or unrealized) from such assets and unallocated expenses of the Trust, to the Participants' Cash Accounts in the same proportion that the balance in each such Cash Account as of such Anniversary Date bears to the total balance in all Cash Accounts as of such Anniversary Date. In determining the unrealized investment gains and losses to be credited or charged as of each Anniversary Date pursuant to this Section, the Trustee shall value the assets of the Trust at their fair market value as of each such Anniversary Date.

Section 4.5:  Allocation Of Company Contributions.

(a)     Subject to the limitations contained elsewhere in the Plan, as of each Anniversary Date, the Company's contribution (if any) made on account of the Plan Year ending on such Anniversary Date shall be allocated as follows:

(i)     Any cash contribution shall be applied first to pay any Current Obligation of the Trust (as it becomes due) incurred for the purpose of acquiring Stock, and any excess remaining after such application (and any other asset contributed that is not Stock) shall, at the election of the Committee, either (A) be used to prepay any loan obligation of the Trust that arose in connection with the Trust's purchase of Stock, or (B) be allocated to the Cash Accounts of the Eligible Participants in accordance with the allocation formula set forth in subsection (b) below. Subject to Section 4.6 below, for the purpose of determining the method of allocation of the excess, the Current Obligation shall be deemed to have been paid first with cash dividends, and, if any portion of the Current Obligation shall remain unpaid after the application of all the cash dividends, the balance due shall be deemed paid with Company cash contributions for the Plan Year.

(ii)     Any contribution of Stock shall be allocated to the Stock Accounts of the Eligible Participants in accordance with the allocation formula set forth in subsection (b) below.

(b)     For purposes of this Article, any item to be allocated pursuant to the formula set forth in this subsection (b) shall be allocated to the Cash Accounts, or Stock Accounts, as the case may be, of the Eligible Participants in the same ratio as each Eligible Participant's number of Units bears to the total number of Units of all such Eligible Participants. For purposes of this subsection (b), each Eligible Participant shall be credited with one Unit for each full $100 of Compensation and with one Unit for each Year of Service.

Section 4.6:  Allocation Of Cash Dividends On Stock.

(a)     Any cash dividends received by the Trustee on account of the Stock shall, at the discretion of the Committee, either (a) be used to make any payment on any installment contract or loan used to acquire Leveraged Stock, or (b) be allocated to the Participants' Cash Accounts and the Unallocated Stock Account in proportion to the shares of Stock held in the Participants' Stock Accounts and the Unallocated Stock Account, respectively, as of the record date of such dividend. The Committee may not elect to use the method set forth in clause (a) above with respect to any Stock that is allocated to a Participant unless Stock with a fair market value of not less than the amount of such dividend is allocated to such Participant for the Plan Year that (but for clause (a)) such dividend would have been allocated to such Participant. Furthermore, if the Committee elects to use method (b) above, all cash dividends on Stock allocated to Participants' Stock Accounts shall be paid to the Plan and reinvested in Stock and allocated to the Participants' Stock Accounts except for cash dividends allocated to the Cash Accounts of any Participant or Beneficiary who elected to have such dividends distributed by the Plan in cash. The election to receive dividends in cash shall be made in the time and manner prescribed by the Committee. All amounts elected by a Participant or Beneficiary to be received in cash shall be distributed by the Plan to Participants or their Beneficiaries not later than 90 days after the close of the Plan Year in which it is paid.

(b)     If the Stock is stock in an S Corporation, any distribution received by the Trustee on account of such Stock shall be allocated in accordance with Section 4.6(a)(b) above. Despite the foregoing, any distribution with respect to S Corporation Stock may be used to make any payment on any installment contract or loan used to acquire Leveraged Stock with respect to which such distribution is made (whether or not allocated to Participants). The preceding sentence shall not apply in the case of a distribution that is paid with respect to any Stock that is allocated to a Participant unless stock with a fair market value of not less than the amount of such distribution is allocated to such Participant for the Plan Year that (but for the preceding sentence) such distribution would have been allocated to such Participant.

Section 4.7:  Allocation Of Stock Dividends. Any Stock received by the Trustee as a stock dividend (or stock split or as a result of a reorganization or other recapitalization of the Company) shall be credited to the Participants' Stock Accounts and to the Unallocated Stock Account in proportion to the shares of Stock held therein as of the record date of such dividend. Any cash received by the Trustee in lieu of fractional shares in connection with such a stock dividend shall be allocated as provided in Section 4.6(a)(b) above.

Section 4.8:  Release And Allocation Of Leveraged Stock.

(a)     All Leveraged Stock acquired by the Trust shall be held in the Unallocated Stock Account until released and allocated in accordance with the provisions of this Section. As of each Anniversary Date, Leveraged Stock acquired in a particular transaction shall be released from the Unallocated Stock Account as follows:

(i)     Subject to the requirements of Treasury Regulation Section 54.4975-7(b)(8)(ii) and subsection (ii) below, for each Plan Year until any loan or installment obligation that was incurred to purchase Leveraged Stock (a "loan") is fully repaid, the number of shares of Leveraged Stock released from the Unallocated Stock Account shall equal the number of unreleased shares immediately before such release for the then current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid on such loan for such Plan Year and the denominator of which is the sum of such numerator plus the principal to be paid on such loan for all future years during the duration of the term of such loan (determined without reference to any possible extensions of renewals thereof). If the collateral includes more than one class of securities, the number of securities of each class to be released for a Plan Year must be determined by applying the same fraction to each class. Despite the foregoing, in the event such loan shall be repaid with the proceeds of a subsequent loan, such repayment shall not operate to release all such Leveraged Stock but rather such release shall be effected pursuant to the foregoing provisions of this Section on the basis of payments of principal on such substitute loan.

(ii)     If the release is determined with reference to principal payments only pursuant to subsection (i), the following three additional rules apply. The first rule is that the loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years. The second rule is that interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables. The third rule is that subsection (i) is not applicable from the time that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the exempt loan, the renewal period, the extension period, and the duration of a new exempt loan exceeds ten years. To the extent that subsection (i) is not applicable by reason of the foregoing, or if the Committee irrevocably so elects at the time of the first payment on any loan, then subsection (i) shall be applied with respect to all payments on such loan by deeming all references to "principal" therein to be references to "principal and interest." If the interest rate under the loan is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year.

(b)     The Committee shall specify, and advise the Trustee with respect to:

(i)     the amount (if any) of the Company's contribution that is to be applied (together with the earnings thereon) to pay any Current Obligation, and

(ii)     the amount (if any) of cash dividends held pursuant to Section 4.6 that is to be applied to pay any Current Obligation.

(c)     As of each Anniversary Date, the value of any Leveraged Stock released from the Unallocated Stock Account for such Plan Year shall be allocated among the Eligible Participants in the same proportion as such Participants would have received allocations pursuant to Section 4.5, as if such released Stock had been contributed during such Plan Year.

(d)     It is intended that the preceding provisions shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation Section 54.4975-7(b)(8).

Section 4.9:  Notice Of Allocations.

(a)     After the close of each Plan Year, the Committee shall notify each Participant as to the allocations made during the Plan Year pursuant to this Article IV, which notice shall include the information set forth below.

(b)     The balance in the Participant's Cash Account and the number of shares held in the Participant's Stock Account as of the most recent Anniversary Date;

(c)     The amount of Company Contributions and Leveraged Stock (if any) allocated to the Participant's Accounts for that Plan Year;

(d)     The adjustment to the Participant's Accounts to reflect the Participant's share of undistributed dividends held at year end (if any) and the net income (or loss) of the Trust for that Plan Year;

(e)     The new balance in the Participant's Cash Accounts and the number of shares held in the Participant's Stock Account, as of the Anniversary Date of that Plan Year; and

(f)     Such other information as may be required by the applicable Regulations.

Section 4.10:  Miscellaneous Allocation Rules.

(a)     Allocations of all assets other than Stock shall be made on the basis of, and expressed in terms of, dollar value. Allocations of Stock shall be made on the basis of the number of shares of Stock (including fractional shares).

(b)     The Committee may establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article IV. From time to time, the Committee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article IV.

(c)     Despite any other provision of the Plan, if shares of Stock are purchased by the Trust in a transaction for which an election pursuant to Code Section 1042(a) is made, none of such shares, nor any other assets of the Plan in lieu thereof, shall accrue for the benefit of or be allocated, directly or indirectly, under this Plan or any other qualified employee benefit plan of the Company or any Affiliated Company, to the Accounts of any member of the Prohibited Allocation Group. In the event that any member of the Prohibited Allocation Group is a Participant in the Plan, (i) if there are no Company contributions to be allocated as of an Anniversary Date other than shares of Stock and/or other assets which are subject to this provision, such Participant shall receive no allocation thereof, (ii) no portion of the Cash Account balance of such Participant may be used to acquire shares of Stock and/or other assets which are subject to this provision, and (iii) if there are Company contributions to be allocated as of an Anniversary Date and such includes both shares of Stock and/or other assets which are subject to this provision and share and/or other assets which are not subject to this provision, the allocation shall be made so that such Participant receives no allocation of Stock or other assets whatsoever to the extent of the percentage of Compensation received by the other Participants attributable to Stock and/or other assets which are subject to this provision, provided that if there is additional Stock and/or other assets to be allocated, then such additional allocations shall be made to all Participants as otherwise provided in the Article IV. All allocations of Stock and other assets shall in all respects comply with the provisions of Code Section 409(n) and the Regulations thereunder, all of which are incorporated herein by reference.

Section 4.11:  Valuation Of Stock.

(a)     If, on any Anniversary Date or other valuation date required under the terms of the Plan, Trust, or Regulation Section 54.4975-11(d)(5), the Stock is not Freely Tradable Stock, the Company shall furnish the Committee with a certificate of value setting forth the fair market value of the Stock as of such date. Such valuation shall be made (i) in good faith based on all relevant factors and in accordance with Regulation Section 54.4975-11(d)(5) and ERISA Section 3(18); and (ii) by an independent appraiser who satisfies the requirements of the Regulations under Code Section 170(a)(1). The Committee shall use such value for all purposes under the Plan until a new certificate of value is furnished to the Committee, or until the Stock becomes Freely Tradable Stock. If the Stock is Freely Tradable Stock, the Committee shall use the market price of the Stock as its value. This certificate of value shall be furnished to Qualified Holders of Stock that has been distributed to a terminated Participant or a Beneficiary. Despite the foregoing, in the case of a transaction between the Plan and a "disqualified person," as defined in Code Section 4975(e)(2), the valuation must be made as of the date of the transaction.

(b)     Any Stock acquired by the Trust with cash shall be valued initially at the purchase price paid by the Trust. All such initial valuations are subject to revaluation as of any subsequent date of valuation that may apply pursuant to the terms of this Plan and/or applicable law.

Section 4.12:  Accounts In General.

(a)     The credits made to a Participant's Accounts shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Neither the Company, the Trustee, nor the Committee, to any extent, warrant, guarantee or represent that the value of any Participant's Accounts at any time will equal or exceed the amount previously allocated or contributed to such Accounts.

(b)     If at any time there shall be allocated to a Participant's Stock Accounts more than one class of Stock, the Committee shall direct the Trustee with respect to whether sub-accounts for each such class of stock shall be maintained, and if so, all references in this Plan to Stock Accounts shall include and refer to all such sub-accounts.

Section 4.13:  Limitation On Annual Additions.

(a)     The limitations set forth below shall apply to the allocations to each Participant's Accounts in any Plan Year. If the Company contribution that would otherwise be contributed or allocated to a Participant's Accounts would cause the Annual Addition for the Limitation Year to exceed the maximum permissible amount set forth below, the amount contributed or allocated shall be reduced so that the Annual Addition for the Limitation Year will equal such maximum permissible amount.

(i)     As used in the Plan, a Participant's "Annual Addition" shall mean the sum for any Plan Year of the following amounts allocated to a Participant's Accounts:

(A)     Such Participant's share of the Company's and any Affiliated Company's contributions; plus

(B)     Such Participant's voluntary, nondeductible contributions to the Plan (excluding any Rollover Contribution); plus

(C)     Such Participant's share of any forfeiture, plus

(D)     Such Participant's allocable share of the Company's or any Affiliated Company's contributions to any Individual Medical Benefit Account that is part of a pension or annuity plan maintained by the Company or any Affiliated Company; plus

(E)     With respect to any Participant who is a Key Employee, any amount that is derived from the Company's and any Affiliated Company's contributions paid or accrued and that are attributable to post-retirement medical benefits allocated to such Participant's account under a Welfare Benefit Fund maintained by the Company or any Affiliated Company; and plus

(F)     Such Participant's share of any allocations under a simplified employee pension maintained by the Company or any Affiliated Company.

(ii)     Despite the foregoing and except in the case of an S Corporation, if, for any Plan Year, there is Leveraged Stock and no more than one-third of the Company's contributions are allocated to highly compensated employees (as defined in Code Section 414(q)), then the Annual Addition of a Participant shall not include (A) his or her share of the Company's contributions for such Plan Year that are deductible under Code Section 404(a)(9)(B), or (B) his or her share of forfeitures of Stock acquired with the proceeds of a loan or installment obligation described in Code Section 404(a)(9)(A).

(iii)     Any excess amount applied under subsection (b) below in a Plan Year to reduce the Company's or any Affiliated Company's contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.

(iv)     Subject to the adjustments set forth below, during any Plan Year the maximum Annual Addition for any Participant shall in no event exceed the lesser of:

(A)     $53,000 (for 2015 and 2016), as adjusted by the Adjustment Factor; or

(B)     100% of the Participant's Earnings for such Plan Year.

(v)     The earnings limitation referred to in subsection (a)(iv)(B) above shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) after separation from service that is otherwise treated as an Annual Addition, or (B) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

(vi)     For purposes of the foregoing, the amount of Company contributions that are considered an Annual Addition for the Limitation Year with respect to Leveraged Stock is calculated with respect to Company contributions for such Limitation Year of both principal and interest used to repay the loan or installment obligation used to acquire such Leveraged Stock. Despite the foregoing, Annual Additions with respect to payments on such a loan or installment obligation are determined as the fair market value of shares released from the Unallocated Stock Account on account of the payment and allocated to Participants for the Limitation Year, if such amount is less than the amount determined in the preceding sentence.

(b)     If, for any Plan Year, it is necessary to limit the Annual Addition of any Participant to comply with subsection (a) above, such methods as authorized pursuant to Code Section 415 Regulations shall be utilized.

(c)     If a suspense account is in existence at any time during a Plan Year in connection with correcting a failure pursuant to subsection (b) above, it shall not participate in the Trust's income, gains and losses.

(d)     The limitations of this Section with respect to any Participant who, at any time, has been a participant in any other Defined Contribution Plan (whether or not terminated) or in more than one Defined Benefit Plan (whether or not terminated) maintained by the Company or by an Affiliated Company shall apply as if all such Defined Contribution Plans or all such Defined Benefit Plans in which the Participant has been a participant were one plan.

(e)     Restorative Payments. Annual Additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

(f)     Other Amounts. Annual Additions for purposes of Code Section 415 shall not include: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) repayments of loans made to a Participant from the Plan; and (4) repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Company restorations of benefits that are required pursuant to such repayments.

(g)     The intent of this Section 4.13 is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and the Regulations thereunder are hereby incorporated by reference.

Section 4.14:  Special Rules For S Corporation Stock.

(a)     If the Plan holds Stock that is stock in an S Corporation, no portion of the assets of the Plan attributable to (or allocable in lieu of) such Stock may, during a Nonallocation Year, accrue (or be allocated directly or indirectly under any plan of the Company meeting the requirements of Code Section 401(a)) for the benefit of any Disqualified Person (a "Prohibited Allocation").

(b)     For purposes of Code Section 409(p) and this Section, the term "Prohibited Allocation" means an "impermissible accrual" or an "impermissible allocation." The amount of the Prohibited Allocation is equal to the sum of the amount of the impermissible accrual plus the amount of the impermissible allocation.

(i)     There is an impermissible accrual to the extent that Stock consisting of stock in an S Corporation owned by the Plan and any assets attributable thereto are held under the Plan for the benefit of a Disqualified Person during a Nonallocation Year. For this purpose, assets attributable to stock in an S Corporation owned by the Plan include any distributions, within the meaning of Code Section 1368, made on S Corporation stock held in a Disqualified Person's Account in the Plan (including earnings thereon), plus any proceeds from the sale of S Corporation securities held for a Disqualified Person's Account in the Plan (including any earnings thereon).

(ii)     An impermissible allocation occurs during a Nonallocation Year to the extent that a contribution or other Annual Addition (within the meaning of Code Section 415(c)(2)) is made with respect to the Account of a Disqualified Person, or the Disqualified Person otherwise accrues additional benefits, directly or indirectly under the Plan or any other plan of the Company qualified under Code Section 401(a) (including a release and allocation of assets from a suspense account, as described at Sections 54.4975-11(c) and (d) of the Treasury Regulations that, for the Nonallocation Year, would have been added to the Account of the Disqualified Person under the Plan and invested in Stock consisting of stock in an S Corporation owned by the Plan but for a provision in the Plan that precludes such addition to the Account of the Disqualified Person, and investment in Stock during a Nonallocation Year.

(c)     The term "Nonallocation Year" shall mean any Plan Year if, at any time during such Plan Year:

(i)     the Plan holds Stock consisting of stock in an S Corporation; and

(ii)     Disqualified Persons own at least 50% of the number of shares of Stock in the S Corporation.

For purposes of this subsection (c), the rules of Code Section 318(a) shall apply for purposes of determining ownership, except that:

(i)     in applying Code Section 318(a)(1), the members of an individual's family shall include (A) the individual's spouse, (B) ancestors or lineal descendants of the individual or the individual's spouse, (C) the brothers or sisters of the individual, the individual's spouse, or the lineal descendants of the individual's brothers or sisters, and (D) the spouse or any person described in clause (B) or (C) above. For purposes of the foregoing, "spouse" does not include a spouse who is legally separated under a decree of divorce or separate maintenance; and

(ii)     Code Section 318(a)(4) shall not apply.

Notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning deemed-owned shares of the individual. Solely for purposes of applying subsection (e) below, this subsection shall be applied after the attribution rules of subsection (e) below have been applied.

(d)     The term "Disqualified Person" shall mean any person if:

(i)     the aggregate number of deemed-owned shares of such person and the members of such person's family is at least 20% of the number of deemed-owned shares of stock in the S Corporation; or

(ii)     in the case of a person not described in clause (i) above, the number of deemed-owned shares of such person is at least 10% of the number of deemed-owned shares of stock in such corporation.

(iii)     In the case of a Disqualified Person described in subsection (d)(i), any member of such person's family with deemed-owned shares shall be treated as a Disqualified Person if not otherwise treated as a Disqualified Person under this subsection (d).

(iv)     The term "deemed-owned shares" shall mean, with respect to any person:

(A)     the stock in the S Corporation constituting Stock held by the Plan that is allocated to such person under the Plan; and

(B)     such person's share of the Stock in such S Corporation that is held by the Plan but that is not allocated under the Plan to Participants.

(v)     For purposes of subsection (iv)(B) above, a person's share of unallocated S Corporation Stock held by the ESOP is the amount of the unallocated Stock that would be allocated to such person if the unallocated Stock were allocated to all Participants in the same proportions as the most recent Stock allocation under the ESOP.

(vi)     For purposes of this subsection, the "member of the family" means, with respect to any individual:

(A)     the spouse of the individual;

(B)     an ancestor or lineal descendant of the individual or the individual's spouse;

(C)     a brother or sister of the individual or the individual's spouse and any lineal descendant of the brother or sister; and

(D)     the spouse of any individual described in subsection (B) or (C) above.

A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual's spouse for purposes of this subsection.

(e)     For purposes of subsections (c) and (d) above, in the case of a person who owns Synthetic Equity in the S Corporation, except to the extent provided in the Regulations, the shares of stock in such corporation on which such Synthetic Equity is based shall be treated as outstanding stock in such corporation and deemed-owned shares of such person if such treatment of Synthetic Equity of one or more such persons results in:

(i)     the treatment of any person as a Disqualified Person; or

(ii)     the treatment of any Plan Year as a Nonallocation Year.

For purposes of this subsection (e), Synthetic Equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of Code Section 318(a)(2) and (3). If, without regard to this subsection (e), a person is treated as a Disqualified Person or a Plan Year is treated as a Nonallocation Year, this subsection (e) shall not be construed to result in the person or Plan Year not being so treated.

(f)     The term "Synthetic Equity" means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S Corporation in the future. Except the extent provided in the Regulations, Synthetic Equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in value. In addition, Synthetic Equity also includes nonqualified deferred compensation as described in Treasury Regulation Section 1.409(p)-1(f)(2)(iv)(A).

Section 4.15:  Non-ESOP Portion Of The Plan.

(a)     Non-ESOP Portion. Despite any other provision of the Plan, assets held under the Plan in accordance with this Section 4.15 are held under a portion of the Plan that is not an employee stock ownership plan ("ESOP"), within the meaning of Code Section 4975(e)(7). Amounts held in the portion of the Plan that is not an ESOP (the "Non-ESOP Portion") shall be held in Accounts that are separate from the Accounts for the amounts held in the remainder of the Plan (the "ESOP Portion"). The statements provided to Participants and Beneficiaries to show their interest in the Plan shall separately identify the amounts held in each such portion. Except as specifically set forth in this Section, all of the terms of the Plan apply to any amount held under the Non-ESOP Portion of the Plan in the same manner and to the same extent as to any other amount held under the Plan.

(b)     Transfers from ESOP to Non-ESOP Portion of Plan. (i) In the case of any event that the Committee determines would cause a Nonallocation Year to occur (referred herein as a "nonallocation event"), shares of Stock held under the Plan before the date of the nonallocation event, shall be transferred from the ESOP Portion of the Plan to the Non-ESOP Portion of the Plan as provided in subsection (b)(i). Actions that may cause a nonallocation event, include, but are not limited to, a contribution to the Plan in the form of shares of Stock, a distribution from the Plan in the form of shares of Stock, a change of investment within a Plan Account of a Disqualified Person that alters the number of shares of Stock held in the account of the Disqualified Person, or the issuance by the employer of Synthetic Equity as defined by Code Section 449(p)(6)(C) and Section 1.449(p)-1(f) of the Regulations. A nonallocation event occurs only if (A) the total number of shares of Stock that, held in the ESOP Account of those Participants who are or who would be Disqualified Persons after taking into account the Participant's Synthetic Equity and the nonallocation event, exceeds (B) 49.9% of the total number of shares of Stock outstanding after taking the nonallocation event into account (causing a Nonallocation Year to occur as described in Section 4.14 of the Plan). No transfer under this Section shall be greater than the excess, if any, of (A) over (B). Before the nonallocation event occurs, the Committee shall determine the extent to which a transfer is required to be made and shall take steps to ensure that all action necessary to implement the transfer are taken before the nonallocation event occurs.

(ii)(A) Except as provided for in subsection (ii)(B), at the date of the transfer, the total number of shares transferred, as provided for in subsection (i), shall be charged against the Accounts of Participants who are Disqualified Persons (1) by first reducing the ESOP Account of the Participant who is a Disqualified Person whose Account has the largest number of shares (with the addition of Synthetic Equity shares) and (2) thereafter by reducing the ESOP Accounts of each succeeding Participant who is a Disqualified Person who has the largest number of shares in his or her their Account (with the addition of Synthetic Equity shares). Immediately following the transfer, the number of transferred shares charged against any Participant's Account in the ESOP Portion of the Plan shall be credited to an account established for that Participant in the Non-ESOP Portion of the Plan.

(B)     Notwithstanding subsection (ii)(A), the number of shares transferred shall be charged against the Accounts of Participants who are Disqualified Persons (1) by first reducing the Account of the Participant with the fewest shares (including Synthetic Equity) who is a Disqualified Person and who is a highly compensated employee (as defined in Code Section 414(q)) to cause the Participant not to be a Disqualified Person, and thereafter reducing the Account of each other Participant who is a Disqualified Person and a highly compensated employee (as defined in Code Section 414(q)), in order of who has the fewest ESOP shares (including Synthetic Equity). A transfer under this subsection (ii)(B) only applies to the extent that the transfer results in fewer shares being transferred than in a transfer under subsection (ii)(A).

(iii)(A) If two or more Participants described in subsection (ii) have the same number of shares, the Account of the Participant with the longest service shall be reduced first.

(B)     Beneficiaries of the Plan are treated as Plan Participants for purposes of this Section.

(c)     Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under Code Section 512(e) with respect to shares of Stock held in the Non-ESOP Portion of the Plan, the income tax payments made by the Trustee shall be charged against the Accounts of each Participant or Beneficiary who has an Account in the Non-ESOP Portion of the Plan in proportion to the ratio of the shares of Stock in such Participant's or Beneficiary's Account in the non-ESOP Portion of the Plan to the total shares of Stock in the non-ESOP Portion of the Plan. The Company shall purchase shares of Stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such Account to the extent necessary for the Trustee to make the income tax payments.

ARTICLE V
VESTING

Section 5.1:  Vesting In Accounts. Each Participant shall at all times be 100% vested in his or her Accounts.

ARTICLE VI
DISTRIBUTION OF BENEFITS

Section 6.1:  Distribution Of Benefits.

(a)     Benefits become distributable to a Participant or to the Beneficiary of a deceased Participant upon the first to occur of (i) the Anniversary Date that coincides with or first follows such Participant's Normal Retirement Date, Total Disability, or death, or (ii) the third Anniversary Date that follows the date a Participant ceases to be an Employee prior to his or her Normal Retirement Date for a reason other than Total Disability or death. Such benefits shall be the vested amounts credited to his or her Accounts as of the Anniversary Date that coincides with or immediately precedes the first distribution of his or her benefits, adjusted as of such Anniversary Date if required by Article IV. However, a Participant (or the Beneficiary of a deceased Participant) must make a claim for such Participant's benefits prior to any distribution. Despite the foregoing, the Committee, in its sole discretion, may waive the claim requirement if such Participant or Beneficiary is unable to submit a claim.

(b)     Despite the foregoing provisions, the Committee may, in its sole discretion, elect to pay a Participant who ceases to be an Employee prior to his or her Normal Retirement Date for a reason other than his or her death or Total Disability an immediate lump sum distribution of the amount specified in subsection (a) above. The Participant's consent to such a distribution is required if the portion of such distribution representing the vested portion in his or her Accounts is in excess of $5,000.

Section 6.2:  Methods Of Distribution.

(a)     When a Participant's benefits become distributable, the Committee shall with reasonable promptness direct the Trustee to distribute such Participant's benefit as follows:

(i)     If a Participant's benefits become distributable by reason of his or her death, the benefit shall be distributed to such deceased Participant's Beneficiary as an immediate lump sum.

(ii)     If a Participant's benefits become distributable for a reason other than his or her death, the benefit shall be distributed with such Participant's consent as an immediate lump sum or in installments as set forth below.

(A)     The Participant may elect, by completing an appropriate form furnished by the Committee, that his or her benefits be distributed as follows:

(1)     The Participant may elect that his or her benefits be distributed in up to five equal or nearly equal annual installments, paid monthly, quarterly, or annually.

(2)     If the fair market value of a Participant's Stock Account exceeds $1,070,000 (for 2015 and 2016) multiplied by the Adjustment Factor, as of the date distribution is required to begin under Section 6.3 below, the Participant may elect that his or her benefits be distributed in substantially equal annual payments over a period of five years plus an additional one year (up to an additional five years) for each $210,000 (for 2015 and 2016) increment (or fraction of such increment) by which the value of the Participant's Stock Account exceeds $1,070,000 (for 2015 and 2016), as adjusted.

(3)     In addition, the Participant may elect that his or her benefits shall be paid in equal or nearly equal monthly, quarterly, semi-annual, or annual installments over a period not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her Beneficiary. The expected return multiples of Section 1.72-9 of the Regulations under the Code shall be used to determine such life expectancy.

(B)     Despite the foregoing, if the vested amount credited to such Participant's Accounts is not in excess of $5,000, the Committee may direct the Trustee to distribute such benefit as an immediate lump sum, without such Participant's consent.

(iii)     If a Participant's benefits become distributable for a reason other than his or her death, and if such Participant dies before his or her entire benefits have been distributed, his or her Beneficiary shall receive a death benefit equal to the balance of the remaining installments (if any) or deferred lump sum (if any) due such deceased Participant.

(iv)     Despite any other provision of the Plan, the benefits in the Participant's Stock Account that consist of Stock in an S Corporation shall be distributed in the form of cash and any remaining benefits shall be distributed in the form of Stock.

(v)     Despite the foregoing provisions, the Committee may at any time, with the consent of a Participant or his or her Beneficiary, direct the Trustee to accelerate any installment payment to such Participant or Beneficiary or to reduce the period over which future installments are to be made, in which latter event the Trustee shall adjust the amount of such installments accordingly. In addition, a Participant may at any time withdraw any or all of his or her undistributed benefit, and a Participant's Beneficiary shall, unless such Participant provided otherwise, have a similar withdrawal right. If less than all of the undistributed benefit is withdrawn, the remaining installment payments shall be adjusted accordingly.

(vi)     Notwithstanding any other provision in this Section, if a distribution of a Participant's benefit consists of more than one class of Leveraged Stock, the Participant must receive substantially the same proportion of each such class.

(b)     The complete distribution of a Participant's benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the Beneficiary of a deceased Participant.

(c)     If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

(i)     the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)     the Participant, after receiving the notice, affirmatively elects a distribution.

Section 6.3:  Timing Of Distributions.

(a)     The provisions of this Section shall govern the timing of the distribution of a Participant's benefit. All distributions required under this Section shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Section shall not be deemed to create any method of distribution or to delay a distribution that is not already provided in Section 6.2 above.

(b)     If a Participant's benefits become distributable because of his or her death or Total Disability, such benefits shall begin to be distributed as soon as is administratively practical following the Committee's receipt of written proof of such Participant's death or Total Disability. If a Participant's benefits become distributable for a reason other than his or her death or Total Disability, such Participant's benefits shall begin to be distributed as soon as is administratively practical after the date on which such Participant's benefits became distributable. Despite the foregoing, and subject to subsections (c) and (d) below, a Participant's benefit must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

(i)     the Participant attained age 65 (or Normal Retirement Age, if earlier);

(ii)     occurred the tenth anniversary of the year in which the Participant began participation in the Plan; or

(iii)     the Participant ceased to be an Employee.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant's spouse in the event of such Participant's death) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant's Normal Retirement Age. A description of the consequences of failing to defer receipt of a distribution shall be provided no less than 30 nor more than 180 days before the date of such distribution.

(c)     Despite any other provision of the Plan, one of the following provisions shall apply:

(i)     A Participant's benefit shall be distributed to him or her not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70½, or (B) the calendar year in which the Participant retires, if such Participant is not a 5% Owner with respect to the Plan Year ending in the calendar year in which he or she attains age 70½; or

(ii)     Alternatively, distributions to a Participant must begin no later than the date determined under subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the periods set forth below.

(d)     Limits On Distribution Periods. Effective for calendar years beginning after December 31, 2002, as of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:

(i)     the life of the Participant;

(ii)     the joint lives of the Participant and a designated Beneficiary;

(iii)     a period certain not extending beyond the life expectancy of the Participant; or

(iv)     a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

(e)     Death Of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(ii)     If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)     If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iv)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this subsection (e), other than subsection (e)(i), will apply as if the surviving spouse were the Participant.

For purposes of this subsection (e) and subsections (i) and (j), unless subsection (e)(iv) applies, distributions are considered to begin on the Participant's required beginning date. If subsection (e)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (e)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection (e)(i)), the date distributions are considered to begin is the date distributions actually commence.

(f)     Forms Of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (g), (h), (i), and (j) of this Section. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations.

(g)     Amount Of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)     the quotient obtained by dividing the Participant's Account balance by the distribution period set forth in the Uniform Lifetime Table found in Section 1.401(a)(9)-9 of the Regulations, Q&A-2, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(ii)     if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, Q&A-3, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(h)     Lifetime Required Minimum Distributions Continue Through Year Of Participant's Death. Required minimum distributions will be determined under this subsection (h) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant's date of death.

(i)     Death On Or After Date Distributions Begin.

(i)     Participant Survived By Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

(A)     The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)     If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C)     If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(ii)     No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(j)     Death Before Date Distributions Begin.

(i)     Participant Survived By Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in subsection (i).

(ii)     No Designated Beneficiary. If the Participant dies before the date distribution begins and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(iii)     Death Of Surviving Spouse Before Distributions To Surviving Spouse Are Required To Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (e)(i), this subsection (j) will apply as if the surviving spouse were the Participant.

(k)      Definitions.

(i)     Designated Beneficiary. The individual who is designated by the Participant (or the Participant's surviving spouse) as the Beneficiary of the Participant's interest under the Plan and who is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Regulations.

(ii)     Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (e). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)     Life Expectancy. Life expectancy as computed by use of the Single Life Table found in Section 1.401(a)(9)-9, Q&A-1, of the Regulations.

(iv)     Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)     5% Owner. A Participant is treated as a 5% Owner for purposes of this Section is such Participant is a 5% Owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a 5% Owner under this Section, they must continue to be distributed, even if the Participant ceased to be a 5% Owner in a subsequent year.

(l)     Waiver Of RMDs. Effective as of January 1, 2009, notwithstanding the foregoing provisions of this Section 6.3, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's Beneficiary, or for a period of at least ten years ("Extended 2009 RMDs"), will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence. In addition, notwithstanding Section 6.6 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, the following additional distributions in 2009 will be treated as Eligible Rollover Distributions: A direct rollover will be offered only for distributions that would be Eligible Rollover Distributions without regard to Code Section 401(a)(9)(H).

(m)     For all purposes of this Section 6.3, the benefit used in determining the required minimum distribution for a distribution calendar year is the Participant's Account balance, excluding the value of any qualifying longevity annuity contract ("QLAC"), as defined in Q&A-17 of Regulation Section 1.401(a)(9)-6, that is held under the Plan. This subsection applies only to contracts purchased on or after July 2, 2014.

Section 6.4:  Postponed Retirement. If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such a case, to the extent permitted by law and the applicable Regulations, the distribution of such Participant's benefits will be postponed until he or she actually ceases to be an Employee. Such Participant's benefits will become distributable as of the first day of the month next following his or her actually ceasing to be an Employee.

Section 6.5:  Distributions Due Missing Persons. If the Trustee is unable to distribute any benefit due to a missing Participant or Beneficiary, the Trustee shall so advise the Committee. The Committee shall then send a written notice to such Participant or Beneficiary at his or her last known address, as reflected in the Company's or Committee's records, or take other reasonable steps to try to locate such Participant or Beneficiary. If such Participant or Beneficiary shall not have presented himself or herself to the Company or to the Committee within a reasonable time after the date of such written notice, any undistributed benefit may be applied against and reduce the Company's future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied shall be restored and paid to such claimant.

Section 6.6:  Transfers To Another Qualified Plan.

(a)     If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).

(b)     "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to (i) an individual retirement account or annuity described in Code Section 408(a) or (b), (ii) a Roth individual retirement account or annuity described in Code Section 408A, (iii) a qualified trust described in Code Section 401(a), or (iv) an annuity contract described in Code Section 403(b), provided such trust, account, or annuity agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable.

(c)     "Eligible Retirement Plan" shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or a Roth IRA described in Code Section 408(A)(b), that accepts the distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

(d)     A Participant's (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Section 6.6 as to the interest of the surviving spouse, spouse, or former spouse. For distributions after December 31, 2006, a distributee includes the Participant's or former Participant's non-spouse Beneficiary, in which case the distribution can only be transferred to a traditional or Roth individual retirement account established on behalf of the non-spouse Beneficiary for the purpose of receiving the distribution.

(e)     If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a "Nonspouse IRA") and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11).

(f)     A nonspouse Beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her required beginning date and the nonspouse Beneficiary rolls over to Nonspouse IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the Nonspouse IRA that receives the nonspouse Beneficiary's distribution.

Section 6.7:  Automatic Rollovers. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Article VI, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article VI, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.

ARTICLE VII
SALE OF STOCK

Section 7.1:  Option To Sell Shares Of Stock.

(a)     If a Qualified Holder receives a distribution consisting in whole or in part of Stock that is not Freely Tradable Stock at the time of distribution, then such distributed Stock shall be subject to a put option in the hands of the Qualified Holder, according to the provisions set forth below.

(b)     During the 60-day period following any distribution of such Stock, a Qualified Holder shall have the right to require the Company to purchase all or any portion of such distributed Stock held by such Qualified Holder. A Qualified Holder shall exercise such right by giving written notice to the Company of the number of shares of distributed Stock that the Qualified Holder intends to sell to the Company. Such notice must be given within such 60-day period. The purchase price to be paid for any such option Stock shall be its fair market value determined as of the most recent valuation according to the valuation rules specified in Article IV.

(c)     If a Qualified Holder fails to exercise his or her put option right under subsection (b), he or she shall have an additional right to exercise such option in the first 60-day period of the next following Plan Year. If a Qualified Holder fails to exercise his or her put option in this 60-day period, such option right shall expire and the Qualified Holder shall have no further right to require the Company to purchase such distributed Stock.

(d)     In the application of subsections (b) and (c), the period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

(e)     In the event that a Qualified Holder shall exercise a put option under this Section, then the Company shall pay the purchase price of such Stock as follows:

(i)     If Stock is distributed to a Qualified Holder as part of a Total Distribution, then the Company shall pay the purchase price of such Stock in substantially equal installment payments made no less frequently than annually for no more than five years. The first such payment shall be made within 30 days after the date such put option is exercised. If the purchase price of the Stock is paid under this installment method, then the Company shall, at a minimum, (A) provide adequate security, and (B) state a reasonable rate of interest (at least equal to the imputed compound rate in effect as of the Exercise Date pursuant to the Regulations under Code Section 483 or 1274, whichever shall be applicable) for the full unpaid balance of the option price.

(ii)     If Stock is distributed to a Qualified Holder other than as a Total Distribution (i.e., on an installment basis), then the Company shall pay the purchase price of such Stock within 30 days after the date the put option is exercised.

(iii)     "Total Distribution" shall mean a distribution to a Participant or a Beneficiary, within one taxable year, of the Participant's entire Account balance to the credit of the Participant.

(f)     The protections and rights provided in this Section are nonterminable and continue to exist despite (i) the repayment of any loan, the proceeds of which are used to purchase Leveraged Stock, and (ii) the cessation of the Plan's status as an employee stock ownership plan.

(g)     The foregoing put options under subsections (a) and (b) shall be effective solely against the Company and shall not obligate the Plan or Trust in any manner; provided, however, that with the Company's consent, the Plan or Trust may elect to purchase any Stock that otherwise must be purchased by the Company pursuant to a Qualified Holder's exercise of any such option.

(h)     At the time of distribution of Stock that is not Freely Tradable Stock to a Qualified Holder, the Company shall furnish to such Qualified Holder the most recent certificate of value prepared by the Company with respect to such Stock. In addition, the Company shall furnish to such Qualified Holder a copy of each subsequent certificate of value until the put options provided for in this Section with respect to such distributed Stock expire.

(i)     Except as is expressly provided above with respect to any distributed Stock that is not Freely Tradable Stock, no Participant shall have any put option rights with respect to Stock distributed under this Plan, and neither the Company nor this Plan and Trust shall have any obligation whatsoever to purchase any such distributed Stock from any Participant or other Qualified Holder.

Section 7.2:  Right Of First Refusal.

(a)     In the event a Qualified Holder holds Stock that is not Freely Tradable Stock, the Qualified Holder may not transfer, assign or otherwise dispose of any Stock unless the Qualified Holder has given the Company and the Trustee of the Trust the right of first refusal in accordance with the provisions set forth below.

(b)     The Qualified Holder must give written notice to the Company that the Qualified Holder has received an offer by a third party to purchase the Stock or that the Qualified Holder desires to transfer the Stock by gift, bequest or otherwise. The Company's right of first refusal shall lapse seven days after the Qualified Holder gives such notice to the Company.

(c)     After the Company's right of first refusal lapses, the Trustee of the Trust shall have a right of first refusal, which will lapse seven days after the Company's right of first refusal lapses.

(d)     If the Company and the Trustee do not exercise the right of first refusal within the respective seven-day periods, then following the expiration of the Trustee's seven-day period to purchase the Stock, the Qualified Holder may transfer the stock to a donee, or in the case of a sale, to a bona fide purchaser, in the same quantity, and at the same price and terms that the Stock was offered to the Company and the Trustee. The Qualified Holder must conclude such transfer within a reasonable time following the expiration of the seven-day period.

(e)     The selling price of the Stock and other terms under the right of first refusal must not be less favorable to the Qualified Holder than the greater of (i) the value of the security as determined under Regulation Section 54.4975-11(d)(5), or (ii) if applicable, the purchase price and other terms offered by a buyer (other than the Company or the Plan) making a good faith offer to purchase the Stock.

(f)     The Company may require that a Participant or Beneficiary entitled to a distribution of Stock sign an appropriate stock transfer agreement (that evidences the right of first refusal) prior to receiving a certificate for Stock.

ARTICLE VIII
TOP-HEAVY PLAN LIMITATIONS

Section 8.1:  Application Of Top-Heavy Rules. If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.

Section 8.2:  Definitions.

(a)     Top-heavy Plan. A "Top-heavy Plan" shall mean, with respect to any Plan Year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

(b)     Top-heavy Group. A "Top-heavy Group" shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

(c)     Aggregation Group. An "Aggregation Group" shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the antidiscrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last five years ending on the Determination Date that would, but for such plan termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the antidiscrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

(d)     Determination Date. With respect to any plan year, "Determination Date" shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

(e)     Present Value Of Accrued Benefit: A participant's "Present Value of Accrued Benefit" as of any Determination Date shall be calculated:

(i)     as of the most recent valuation date ("Valuation Date") which is within the 12-month period ending on such Determination Date;

(ii)     for the first plan year, as if (A) the participant terminated service as of the Determination Date, or (B) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

(iii)     for any other plan year, as if the participant terminated service as of the Valuation Date; and

(iv)     using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year. Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

(f)     Aggregate Account: A participant's "Aggregate Account" shall be determined as follows:

(i)     For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant's Aggregate Account as of any Determination Date shall be the sum of:

(A)     such participant's account balance as of the most recent valuation date ("Valuation Date") occurring within the 12-month period ending on such Determination Date; plus

(B)     an adjustment for contributions due as of such Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

(ii)     For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant's Aggregate Account as of any Determination Date shall be the sum of:

(A)     such participant's account balance as of the most recent valuation date ("Valuation Date") occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

(B)     an adjustment for contributions due as of such Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

(g)     Key Employee. "Key Employee" shall mean any participant (including any former participant or deceased participant) of any plan maintained by the Company or an Affiliated Company who, at any time during the Plan Year, was:

(i)     an officer of the Company or an Affiliated Company whose annual Earnings exceed $170,000 (for 2015 and 2016), as adjusted under Code Section 416(i)(1) (provided, however, that no more than 50 employees (or, if lesser, the greater of three employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

(ii)     a 5% Owner of the Company or an Affiliated Company; or

(iii)     a 1% Owner of the Company or an Affiliated Company whose annual Earnings exceed $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations.

For purposes of the foregoing definition, (i) the Beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the Beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Company. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(i) and the Regulations thereunder.

(h)     Non-Key Employee. "Non-Key Employee" shall mean any Participant who is not a Key Employee, including any Participant who is a former Key Employee.

Section 8.3:  60% Test - Special Rules. For purposes of applying the 60% test described in Section 8.2(a), the following special rules shall apply:

(a)     Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and the Company's contributions shall be considered.

(b)     Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the one-year period ending on the Determination Date. For this purpose, "participant" shall include an employee who is no longer employed by the Company or an Affiliated Company. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period." Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant's Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

(c)     Rollover Contributions. Rollover contributions shall be treated as follows:

(i)     The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 8.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant's Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

(ii)     The following rules shall apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 8.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant's Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

(d)     Change Of Status. The accrued benefit or Account of a Participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

(e)     No Service For Last Year. If any individual has not performed services for the employer maintaining the Plan during the one-year period ending on the Determination Date, the accrued benefit or Account of such individual shall not be taken into account.

Section 8.4: Minimum Vesting Requirement. As the Plan's normal vesting schedule equals or exceeds the top-heavy vesting schedule, the normal vesting schedule shall continue to apply if the Plan becomes a Top-heavy Plan.

Section 8.5:  Minimum Contribution Requirement.

(a)     If the Plan is a Top-heavy Plan, then in no event shall the Company's annual contribution on behalf of any Non-Key Employee be less than 3% of such Participant's Earnings. This minimum contribution shall be made even though, under the other provisions of the Plan, the Participant would not otherwise be entitled to a contribution on his or her behalf, or would have received a lesser contribution for the Plan Year, because of (i) the Participant's failure to complete 1,000 Hours of Service, (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) the Participant's exclusion from the Plan because such Participant's Earnings is less than the Plan's stated amount. Despite the foregoing, no minimum contribution needs to be made under this Section on behalf of a Participant who was not an Employee on the last day of the Plan Year.

(b)     Any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. Elective contributions under Code Section 401(k) on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

(c)     If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section. If any Non-Key Employees also participate in a Defined Benefit Plan maintained by the Company, the minimum benefit provided to such Non-Key Employees shall be determined by the Committee, in the Committee's sole discretion, from among the safe harbor methods set forth in Regulation Section 1.416-1, Q&A M-12, or any successor thereto.

(d)     Despite the foregoing, if (i) the total annual contribution allocated to the Accounts of each Key Employee is less than three percent (3%) of each Key Employee's Earnings and (ii) this Plan is not required to be included in an Aggregation Group to enable a Defined Benefit Plan to meet the requirements of Code Section 401(a)(4) or 410, then the total minimum annual contribution on behalf of each Non-Key Employee shall be equal to the largest percentage contribution on behalf of any Key Employee.

ARTICLE IX
INVESTMENTS

Section 9.1:  Investment Of Company Contributions. The Plan is designed to invest primarily in Stock, and the Trustee is specifically authorized to invest up to 100% of the Trust's assets in Stock. All purchases of Stock shall be made at prices that, in the Committee's judgment, do not exceed the fair market value of the Stock, determined as required by Section 4.11 above. The Trustee may purchase Stock for cash or on terms, as directed by the Committee. Despite the foregoing, sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust for payment of expenses of administration, investment and management and for distribution of benefits to Participants and Beneficiaries. To the extent the Trustee is not directed to acquire Stock, the Trustee may, subject to the direction of the Committee, invest and reinvest the Trust's assets, together with the income therefrom, in assets other than Stock to the extent consistent with preserving the Plan's status as an employee stock ownership plan as defined under Code Section 4975(e)(7).

Section 9.2:  Leveraged Stock Authorized.

(a)     The Committee shall have the power to direct the Trustee to borrow or raise money, in such amounts and under such conditions and terms as directed by the Committee, for the purpose of purchasing or otherwise acquiring Stock. Any such borrowing may be made from the Company, any shareholder in the Company, or from any other party. In connection with any such borrowing, and subject to any applicable margin requirement rule, regulation or statute, the Committee may direct the Trustee to issue its promissory note on behalf of the Trust. No person lending money to the Trustee shall be obligated to see to the application of the money lent or to inquire into the validity, expediency or propriety of such borrowing. Any such borrowing from the Company, or from any other "disqualified person" (as defined in Code Section 4975(e)(2)), or any other "party in interest" (as defined in ERISA Section 3(14)), shall be subject to the provisions set forth below.

(b)     The proceeds of the loan shall be used (within a reasonable period of time after receipt) only to acquire Stock, to pay any charges or fees incurred in connection with the stock acquisition or loan, and/or to make payments under any such loan (including prior loans).

(c)     Other than the categories of assets specified in subsection (d) below, the loan shall be without recourse against the Plan or Trust. The only Trust assets which may be used as collateral for the loan shall be the Stock acquired with the proceeds of the loan or Stock used as collateral on a prior loan that was repaid with the current outstanding loan.

(d)     No person entitled to payment under the loan shall have any recourse, for any payments due under the loan, against any Plan assets other than the following categories of assets:

(i)     Unallocated Leveraged Stock (whether or not collateralized) acquired with the proceeds of the loan and held in the Unallocated Stock Account (but only prior to the release therefrom and allocation to Participants' Accounts as provided under this Plan);

(ii)     Company contributions (other than contributions of Stock) made to meet obligations under the loan;

(iii)     Earnings attributable to the unallocated Leveraged Stock while held in the Unallocated Stock Account (including dividends thereon while held in the Unallocated Stock Account); and

(iv)     Earnings attributable to the investment of the Company contributions (other than contributions of Stock) made to meet obligations under the loan.

Recourse against such assets shall be permissible to the extent allowed under applicable law governing creditor's remedies, but in no event to an extent greater than permitted under subsection (e) below or such other applicable limitations as may be required in order for such loan transaction to qualify for the prohibited transaction exemption provided under Code Section 4975(d)(3). The payments made with respect to such a loan during a Plan Year shall not exceed an amount equal to the sum of Company contributions (other than contributions of Stock) made to meet obligations under the loan and the earnings referenced above received during or prior to such Plan Year, less such payments in prior years.

(e)     The provisions of this subsection (e) shall apply in case of a default in the repayment of the loan:

(i)     In the event of a default, the value of Plan assets transferred to the lender in satisfaction of such loan shall not exceed the amount of the default.

(ii)     If the lender is a disqualified person (as defined in Code Section 4975(e)(2)), a transfer of Plan assets upon default shall be made only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

(iii)     For purposes of this subsection (e), the making of a guarantee by the Company shall not be deemed to make the Company a lender; provided, however, that this provision shall not impose any personal liability on the Trustee.

(f)     The terms of the loan must provide that shares of Stock purchased with the proceeds of the loan shall be placed in the Unallocated Stock Account. The shares in the Unallocated Stock Account shall be released from the Unallocated Stock Account (and allocated to the Stock Accounts) as set forth above. Despite the foregoing, in addition to or in lieu of pledging the acquired Stock as collateral for the repayment of any loan, the Company may guarantee the repayment and/or may use Company assets to secure the repayment, and nothing herein shall require that the repayment of the loan be secured by Stock acquired with the proceeds thereof.

(g)     If the proceeds of a loan are used to acquire Leveraged Stock, the following items shall be accounted for separately in the books of account of the Plan until the loan is repaid:

(i)     The contributions (other than contributions of Stock) that are made under the Plan to meet obligations under the loan;

(ii)     The earnings attributable to unallocated Leveraged Stock (purchased with the proceeds of the loan) while held in the Unallocated Stock Account (including dividends thereon); and

(iii)     Earnings attributable to the investment of the contributions made to meet obligations under the loan.

(h)     In the event that there shall be more than one class of Stock, the class or classes of Leveraged Stock acquired by the Trustee with the proceeds of the loan, and the relative proportions of the classes of Stock held by the Trustee, shall comply with any applicable requirements established pursuant to Regulations under Code Section 4975 so as to insure that the loan and/or the acquisition of Leveraged Company does not constitute a prohibited transaction within the meaning of the applicable provisions of the Code and ERISA.

(i)     The loan shall be primarily for the benefit of Participants and their Beneficiaries and shall bear no more than a reasonable rate of interest.

(j)     The Committee shall determine, and advise the Trustee with respect to, the amount of interest charges that are due from time to time by reason of any variable interest rate (or other similar provision) under any loan used by the Trustee to acquire Leveraged Stock. The Trustee may rely on the Committee's determination and directions with respect to the amount of the interest charges, and the Trustee shall be released from any and all liability attributable to its reliance thereon.

(k)     Any loan entered into by the Plan to purchase Stock shall be for a definite term, and shall not be payable upon demand of any person, except where there has been a default. Any such payment upon default shall be subject to the rules of subsection (e) above.

Section 9.3:  Certain Nonterminable Provisions. Except as is expressly provided in the Plan with respect to any distributed Leveraged Stock that is not Freely Tradeable Stock, no such Leveraged Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not at such time the Plan constitutes an employee stock ownership plan. The provisions of this Section shall not terminate notwithstanding that the loan used to acquire such Leveraged Stock shall be repaid or that the Plan ceases at any time to constitute an employee stock ownership plan.

Section 9.4:  Diversification Of Stock.

(a)     Election By Qualified Participant. Despite any other provision of the Plan, each Participant who is a Qualified Participant may direct the Committee to distribute 25% of the value of the Participant's Stock Account balance, reduced by the amount of assets for which a prior election under this Section has been made. Such direction must be made within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Committee to distribute 50% of the value of such account balance, reduced by the amount of assets for which a prior election under this Section has been made. The Qualified Participant's direction (i) shall be provided to the Committee in writing, and (ii) shall be effective no later than 180 days after the close of the Plan Year to which the direction applies.

(b)     Definitions. For the purposes of this Section, the following definitions shall apply:

(i)     "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least ten years of participation in the Plan.

(ii)     "Qualified Election Period" shall mean, with respect to any Participant, the six Plan Year period beginning with the first Plan Year in which the Participant first becomes a Qualified Participant.

(c)     Timing Of Distributions. At the election of the Qualified Participant, the Committee shall direct the Trustee to distribute the portion of the Participant's account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to the put option and right of first refusal requirements set forth in Article VII. This subsection (c) shall apply despite any other provision of the Plan; provided, however, that if any distribution pursuant to this Section is in excess of $5,000, the Participant must consent to such distribution as set forth in the Plan.

Section 9.5:  Voting Of Stock.

(a)     Effective January 18, 1991, if the Trustee holds any Stock with voting rights, the Trustee shall vote such stock as follows:

(i)     When notice of a stockholders' meeting must be mailed to stockholders, the Committee shall cause to be prepared and delivered to each Participant and Beneficiary who has Stock allocated to his or her Account, a notice that:

(A)     states the full number of shares of Stock allocated to the Participant's Account, and

(B)     instructs the Trustee as to how the Trustee shall vote the shares at the meeting or adjournment concerning each such matter.

The Committee shall instruct each Participant and Beneficiary to complete and return the notice to the Trustee.

(ii)     The Trustee shall vote all shares of Company stock allocated to the Accounts of Participants as instructed in the notice.

(iii)     Regarding Stock for which the Trustee has not received a notice that sets forth a Participant's or Beneficiary's instructed votes within five days prior to such meeting, including all fractional shares of Stock and all shares of Stock held in the Unallocated Stock Account, the Trustee shall vote such shares as directed by the Committee.

(b)     The Committee shall in no event make any recommendation to any Participant regarding the exercise of the Participant's voting rights or any other rights under the provisions of this Section, nor shall the Committee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

(c)     All rights (other than voting rights) of Stock, such as tender rights, held in the Trust shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of the Stock.

ARTICLE X
THE COMMITTEE

Section 10.1:  Members.

(a)     The Committee shall consist of the number of members designated by the Board of Directors and shall be appointed by the Board of Directors. Its members shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

(b)     Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

1st:	The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

2nd:

If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.

Section 10.2:  Committee Action.

(a)     The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the "Secretary") who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of two members. The Secretary may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by the Secretary and that purports to have been duly authorized by the Committee.

(b)     A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee's membership.

Section 10.3:  Rights And Duties.

(a)     Except as otherwise set forth in subsections (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan's assets, and the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA.

(b)     The Trustee shall (i) have custody of the Plan's assets, (ii) have the powers designated in the trust document, and (iii) be the Named Fiduciary with respect to the custody of the Plan's assets.

(c)     The Committee may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan's assets, and such Investment Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan's assets.

(d)     The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan's assets, which may only be done pursuant to subsections (b) or (c) immediately above.

(e)     The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee's powers shall include (without limitation) the power and discretion:

(i)     to determine all questions relating to the eligibility of Employees to participate in the Plan;

(ii)     to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

(iii)     to authorize all disbursements by the Trustee from the Trust;

(iv)     to direct the Trustee with respect to all investments of the principal or income of the Trust and with respect to other matters concerning the Trust's assets;

(v)     to employ such agents and advisors as may be reasonably necessary or convenient and to pay them (or cause to be paid to them) reasonable compensation;

(vi)     to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

(vii)     to adopt, amend and interpret rules for the administration or regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

(f)     Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to any right of Participants to direct how their Accounts will be invested and other provisions of the Plan, the Committee shall diversify the Plan's investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

(g)     A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

(i)     such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

(ii)     such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member's or Fiduciary's own responsibilities as a Fiduciary; or

(iii)     such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.

Section 10.4:  Information. To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee's administration of the Trust.

Section 10.5:  Compensation, Indemnity And Liability.

(a)     The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

(b)     The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee (including reasonable attorneys' fees and disbursements), excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence. The provisions of this subsection shall survive the termination of the Plan and the resignation or removal of the Committee member who is entitled to the indemnity.

Section 10.6:  Administrative Expenses Of The Plan. All reasonable expenses of administering the Plan, including, but not limited to, actuarial, administration, accounting, investment, recordkeeping, and legal fees and costs incurred in connection with such activities (including, without limitation, expenses incurred by the Committee under Section 10.3), shall be paid by the Trustee pursuant to the direction of the Committee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The Committee, in the Committee's sole discretion, shall determine whether each such charge shall be allocated pro rata or per capita to Participants' Accounts, and whether such a charge shall be allocated directly to the Accounts of the affected Participant. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

ARTICLE XI
AMENDMENT AND TERMINATION

Section 11.1:  Amendments. The Company, acting through the Board of Directors, may amend the Plan from time to time, and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by the Company, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

(a)     No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

(b)     No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least three Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

(i)     the date the amendment is adopted;

(ii)     the date the amendment becomes effective; or

(iii)     the date on which the Participant receives written notice of the amendment from the Company or the Committee.

(c)     No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

(d)     No amendment shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

(e)     No amendment shall decrease any Participant's Account balance. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code Section 412(d)(2) or to the extent permitted under Regulation Sections 1.411(d)-3 and 1.411(d)-4.

(f)     No amendment shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

Section 11.2:  Discontinuance Of Plan.

(a)     The Company expects that the Plan and the Company's contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company reserves the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. Upon a complete discontinuance of the Company's contributions, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested.

(b)     The Company, through its Board of Directors, may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan's termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Then the Trustee, at the direction of the Committee, shall, as is necessary, liquidate the Trust's assets. After such liquidation, the Committee shall make, after deducting the estimated expenses of such liquidation and distribution, the allocations required under the Plan as though the date when such liquidation was completed were an Anniversary Date. After receiving appropriate instructions from the Committee, the Trustee shall promptly distribute the Trust's assets in accordance with such instructions.

(c)     The Plan shall automatically terminate upon the happening of any of the following events:

(i)     adjudication of the Company as a bankrupt;

(ii)     general assignment by the Company to or for the benefit of creditors; or

(iii)     dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 13.10.

Section 11.3:  Failure To Contribute. The Company's failure to contribute to the Trust for any Plan Year shall not, of itself, be a discontinuance of contributions to the Plan.

ARTICLE XII
CLAIMS PROCEDURE

Section 12.1:  Presentation Of Claim. Any Participant or Beneficiary of a deceased Participant or duly authorized representative of either (such Participant or Beneficiary or duly authorized representative being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

Section 12.2:  Notification Of Decision. The Committee shall consider a Claimant's claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:

(a)     that the Claimant's requested benefit determination has been made, and that the claim has been allowed in full; or

(b)     that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant's requested benefit determination. The Committee's notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i)     the specific reason(s) for the adverse benefit determination;

(ii)     reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

(iii)     a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)     a description of the Plan's claim review procedures set forth in Section 12.3 and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Section 12.3:  Review Of A Denied Claim. Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board of Directors a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:

(a)     may submit written comments, documents, records, and other information relating to the claim for benefits;

(b)     shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and/or

(c)     may request a hearing, which the Board of Directors, in its discretion, may grant.

The Board of Directors shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

Section 12.4:  Decision On Review. The Board of Directors shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant's review request, unless a hearing is held or other special circumstances require additional time, in which case the Board of Directors' decision must be rendered within 120 days after the receipt of the Claimant's review request. If the Board of Directors determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board of Directors expects to render the benefit determination on review. The Board of Directors' decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)     specific reasons for the decision;

(b)     reference to the specific Plan provisions upon which the decision was based;

(c)     a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits;

(d)     a statement of the Claimant's right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

(e)     such other matters as the Board of Directors deems relevant.

For purposes of this Article, a document, record, or other information shall be considered "relevant" to a Claimant's claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

ARTICLE XIII
MISCELLANEOUS

Section 13.1:  Contributions Not Recoverable. Subject to the next two sentences, it shall be impossible for any part of the Trust's principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

(a)     any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company's tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

(b)     any contribution by the Company that was made by a mistake of fact, provided that such a contribution is returned to the Company within one year of the contribution;

(c)     any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

(d)     upon termination of the Plan, any assets held in a suspense account pursuant to Section 4.13(c).

Subsections (b), (c), and (d) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.

Section 13.2:  Limitation On Participants' Rights. Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company's employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.

Section 13.3:  Receipt Or Release. Any payment to any Participant or Beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, the Board of Directors, and the Company, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.

Section 13.4:  Nonassignability.

(a)     None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

(b)     Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to (i) a "qualified domestic relations order" ("QDRO"), as that term is defined in Code Section 414(p), or (ii) a benefit reduction or offset in accordance with Code Section 401(a)(13)(C). To the extent provided in any QDRO, a former spouse of a Participant shall be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan. Notwithstanding any other provision in this Plan, a lump sum distribution may be made to an alternate payee under a QDRO at any time after the Committee has determined that such QDRO satisfies the requirements of Code Section 414(p) and Section 206(d) of ERISA, and regardless of whether or not the Participant who is a party to such QDRO is then eligible to receive a distribution under the Plan.

Section 13.5:  Governing Law. The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.

Section 13.6:  Headings. Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.

Section 13.7:  Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.

Section 13.8:  Successors And Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors and assigns.

Section 13.9:  Gender And Number. As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.

Section 13.10:  Merger, Consolidation Or Transfer Of Plan Assets. The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the "new plan") unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.

Section 13.11:  Joinder Of Parties. In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.

Section 13.12:  The Trust. This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.

Section 13.13:  Participation By Affiliated Companies. Upon the written consent of the Board of Directors, any Affiliated Company may adopt the Plan. Any Affiliated Company that executes the Signature Page of the Plan shall, without the need for any further act, be deemed to have adopted the Plan with the consent of the Board of Directors.

Section 13.14:  Special Requirements For USERRA.

(a)     Despite any other provision of the Plan, an Employee re-employed under Chapter 43 of Title 38, United States Code ("USERRA") shall not incur a Break in Service by reason of such Employee's period of Qualified Military Service.

(b)     Each period of Qualified Military Service served by an Employee shall, upon reemployment under USERRA with the Company, constitute service with the Company for the purpose of determining the nonforfeitability of the Employee's accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

(c)     An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or elective deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Company throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of reemployment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

(d)     In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.

(e)     If an individual on Qualified Military Service receives a differential wage payment, (i) he or she shall be treated as an Employee of the Company making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment, provided, however, in the case of subsection (iii) above, the special nondiscrimination requirements of Code Section 414(u)(12)(C) are met. The special distribution rule of Code Section 414(u)(12)(B) shall also apply. For purposes of the foregoing, "differential wage payment" shall have the meaning given such term by Code Section 3401(h)(2). The receipt by an individual of a differential wage payment shall not affect any determination of whether such person has had a severance from employment for other purposes of the Plan.

(f)     For purposes of this Section, "Qualified Military Service" shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to reemployment rights under USERRA with respect to such service.

Section 13.15:  Facility Of Payment. If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving valid receipt and discharge for any payment due him or her, the Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee unless it has received due notice of claim therefore from a duly appointed guardian or conservator of the estate of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

Section 13.16:  Electronic Media. Any notice, Participant consent, or other document required under the Plan or applicable law may be made or given through the means of electronic media, provided such electronic media complies with applicable requirements of the Code, ERISA, their applicable Regulations, and other applicable interpretations thereof.

* * * * * * * *

[Signature Page Follows]

Signature Page

The Company has signed the Plan on the date indicated below, to be effective as of the Effective Date.

"Company"

Dated: December 22, 2015	CATHAY GENERAL BANCORP

	By	/s/ Dunson K. Cheng

	Its	Chairman, President and CEO

Dated: December 22, 2015	CATHAY BANK

	By	/s/ Dunson K. Cheng

	Its	Chairman and CEO